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EXHIBIT 23.2

[PRICEWATERHOUSECOOPERS]

CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in Post-Effective Amendment No. 11 to the Registration Statement of Protective Investment Company (the "Company") on Form N-1A (File No. 33-71592) of our report dated February 11, 2000 on our audit of the financial statements and financial highlights of the Company, which report is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 24, 2000

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EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS